                                                                   EXHIBIT 10.1


                             TERM LOAN AGREEMENT



$14,745,500.00                                                      May 9, 1997


     THIS AGREEMENT is made and entered into this 9th day of May, 1997, by and between Supertel Hospitality, Inc., a Delaware corporation (hereinafter referred to as "Borrower") and First Bank, National Association, with its offices located at 233 South 13th Street, Lincoln, Nebraska 68508 (hereinafter referred to as "Bank").

     WHEREAS, Borrower requested and the Bank agreed to extend a term loan to the Borrower in the principal amount of Fifteen Million Dollars
($15,000,000.00) upon certain terms and conditions; and

     WHEREAS, one of the conditions of the loan commitment was a limitation of loan amount based upon appraisals of various properties and based upon the appraisals obtained the maximum loan amount shall be $14,745.500.00 instead of $15,000,000.00.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Borrower and Bank agree as follows:

     1. LOAN. Bank shall lend Borrower the principal sum of Fourteen Million Seven Hundred Forty-Five Thousand Five Hundred Dollars ($14,745,500.00) (herein the "Loan"). The initial rate of interest on the Loan shall be 8.65% per annum which is derived from the March 31, 1997 five year United States Treasury Security Index plus 1.9% (190 basis points). The rate of interest shall be fixed at 8.65% until June 1, 2002, at which time the rate of interest shall be adjusted and fixed until maturity based on the weekly average of the five year United States Treasury Security Index for the week immediately preceding April 15, 2002, plus 1.9% (190 basis points). Payments on the Loan shall be in the following manner:

     a) On June 1, 1997, payment of any and all interest accrued to said date.

     b) Thereafter, consecutive equal monthly payments of principal and interest based upon a fifteen (15) year amortization due and payable on the first day of each month. The first of such payments shall be due and payable on July 1, 1997. Based upon the initial rate of interest, monthly payments of principal and interest shall be in the amount of $146,504.18 each. The amount of the monthly payments shall be recalculated based upon the interest rate adjustment on June 1, 2002, recomputed based upon a remaining ten
          (10) year amortization. Said recomputed amount shall be due and payable on July 1, 2002 and the first date of each month thereafter.

     c) Notwithstanding amortizations of longer duration, the entire unpaid principal balance, accrued interest and any other sums shall balloon and be due and payable in full on June 1, 2007 (the "Maturity Date").

     Interest on this Loan is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of actual days to the next full month and a 360 day year.


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     The undersigned may prepay this Loan in part or in full at any time without penalty provided however any partial prepayments shall be in increments of thousands of dollars and shall be applied to the last maturing installment payments and shall not postpone or reduce the Borrower's obligation to make regularly scheduled payments until the entire unpaid principal balance and interest and any other sums due have been paid in full.

     This Loan shall be evidenced by thirteen separate Promissory Notes (herein "Notes") with an initial aggregate principal balance totaling $14,745,500.00. Notwithstanding multiple Notes, Borrower shall make one monthly payment to the Bank covering all thirteen Notes. The payment shall be allocated by the Bank amongst the thirteen Notes in proportion to the amount due under each particular Note in proportion to the amount due under all thirteen Notes collectively. In the event of default by the Borrower, Bank may elect to apply payments to any Note that it deems fit in its sole discretion. Borrower waives and shall not have any right to direct allocation of payments to any particular Note or amongst the Notes contrary to the foregoing provisions.

     This is a term loan and not a revolving line of credit. No funds will be readvanced to Borrower after the initial funding of this Loan, except to the extent that the Bank in its sole discretion elects to advance funds to protect its security or otherwise exercise rights in the event of default or non-performance by the Borrower. Proceeds of this Loan shall be utilized solely to partially pay down the outstanding amount owed by Borrower to Bank on a Revolving Term Promissory Note and Loan Agreement in the original amount of $40,000,000.00.

     In the event the monthly payment of interest or the monthly payments of principal and interest on this Loan have not been paid within fifteen (15) days following the due date on any such payment, a late charge of five percent (5%) of the amount of said delinquent payments may be assessed by the Bank to cover the extra expense involved in handling the delinquent payments. The Bank shall have no obligation to accept any late payments unless such payment shall be accompanied by the full amount of the late charge assessed as provided for herein.

     From and after the maturity of this Loan or from any default, the entire principal remaining unpaid shall bear interest at the rate of three percent (3%) per annum above the Note rate then in effect until the same is paid (the Default Rate of Interest).

     2. SECURITY. This Loan shall at all times be secured by a first and paramount lien in favor of the Bank upon real estate operated as motels by Borrower and all of Borrower's right, title and interest in and to all furniture, fixtures, equipment, personal property, located thereon, and all income, rents and accounts therefrom all as to motels owned by the Borrower at the following locations:

        Moberly, Missouri
        Kingdom City, Missouri
        Manhattan, Kansas
        Wayne, Nebraska
        Muscatine, Iowa
        Ft. Madison, Iowa
        Watertown, South Dakota
        Portage, Wisconsin
        Antigo, Wisconsin
        Shawano, Wisconsin
        Minocqua, Wisconsin
        Sheboygan, Wisconsin
        Tomah, Wisconsin

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The legal descriptions for such properties are attached hereto as Exhibit "A".
Borrower agrees to deliver and execute in favor of the Bank and to redeliver or reexecute in favor of Bank Deeds of Trust (or Mortgages if preferred by Bank), Assignment of Leases and Rents, Security Agreements, and Financing Statements (collectively referred to as the "Collateral Security") in form satisfactory to Bank for the aforestated purpose of securing the Loan by the above-described properties.

     Borrower warrants and represents that the motel facilities at Sheboygan and Minocqua, Wisconsin are operated as Comfort Inns and the motels at the other locations are operated as Super 8 motels.

     Although Borrower shall execute thirteen separate Promissory Notes in favor of Bank in varying amounts totaling $14,745,500.00 in the aggregate and although each Promissory Note will be primarily secured by assets at one of the aforestated thirteen property locations, it is nonetheless agreed and the intention of the parties that all properties serve as cross-collateral for all Notes to the maximum extent allowable up to the total amount of this $14,745,500.00 Loan.

     Bank shall have, at all times, a security interest in and a right of setoff against any deposit balances, or the property of the Borrower, or any endorser or guarantors hereof, in the possession of the Bank or the holder hereof; and Bank may at any time, without notice, apply the same against payment of this loan or any obligations of the Borrower, or any guarantor or endorser to the Bank, regardless of the existence of or amount of any other collateral held by Bank.

     3. DEFINED TERMS.

     a)   Loan Debt Service Coverage Ratio. Loan Debt Service Coverage
          Ratio as used herein shall be defined as EBITDA (earnings from the real estate subject to Collateral Security before interest expense, income tax, depreciation and amortization)/(the principal and interest payable on this Loan during the next twelve months determined as if this Loan required equal monthly payments amortized over fifteen years) measured quarterly based on the last four quarters; provided, Borrower's proforma income and expenses shall be used for the first twelve months following the acquisition date of properties acquired hereafter or the placed-in-service date of newly constructed properties, with actual EBITDA information replacing the comparable proforma information at the end of each quarter during such twelve month period.

     b)   Consolidated Debt Service Coverage Ratio. Consolidated Debt
          Service Coverage Ratio as used herein shall be defined as EBITDA (all earnings of Borrower from all assets before interest expense, income tax, depreciation and amortization)/(all indebtedness of Borrower determined as if repayment required equal monthly payments amortized over fifteen years) measured quarterly based on the last four quarters; provided, Borrower's proforma income and expenses shall be used for the first twelve months following the acquisition date of properties acquired hereafter or the placed-in-service date of newly constructed properties, with actual EBITDA information replacing the comparable proforma information at the end of each quarter during such twelve month period. For purposes of this definition, the terms "indebtedness" and "debt" shall refer only to the current portion and long-term portion of Borrower's debt for borrowed money.


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      c)  Debt Per Room Limits.  Debt per room limits as used herein shall mean that any motel owned and operated by Borrower, regardless of whether subject to Collateral Security, shall not have debt per room in excess of the following amounts:

          i)   Super 8 facility $15,000.00 debt per room maximum,


          ii) Comfort Inn facility $16,500.00 debt per room maximum and

          iii) Wingate Inn facility $25,000.00 debt per room maximum.



          For the purposes of this definition, the terms "indebtedness" and "debt" shall refer only to the current portion and long-term portion of Borrower's debt for borrowed money.

      d) Franchise Agreement. Franchise Agreement shall mean any agreement that Borrower has with a franchisor that allows Borrower to operate motel facilities either as a Super 8 motel or a Comfort Inn motel.

      4. CONDITIONS. The obligations of Bank to make the Loan hereunder shall be subject to the conditions that Bank shall have received at the time of such advance:

      a)  Delivery of Deeds of Trust (or Mortgages if preferred by
          Bank), Assignment of Leases and Rents and Financing Statements and Security Agreements (collectively referred to in this Agreement as the "Collateral Security"), in form satisfactory to Bank granting Bank a first and paramount lien upon the previously identified thirteen real estate properties operated as motels by Borrower and all of Borrower's right, title and interest in and to all furniture, fixtures, equipment, personal property, located thereon and all income, rents and accounts therefrom.

      b) Current appraisals of the real estate subject to the Collateral Security showing that the total principal amount of the Loan would not exceed 70% of the appraised value. The appraisals shall be completed by a designated appraiser acceptable to Bank conforming to Uniform Standard Professional Appraisal Practice (USPAP) standards. The appraisals will be directed to and for the benefit of the Bank with Borrower being responsible for the cost of the appraisal.

      c) Certified copies of all corporate action taken by the Borrower authorizing the execution of this Loan Agreement, the Notes, the Collateral Security contemplated herein and the transaction contemplated hereby and such other documents relating thereto as Bank may reasonably request.

      d) A copy of the Certificate of Incorporation and a copy of the Bylaws of the Borrower currently certified by Borrower's secretary or other appropriate officer.

      e) Favorable written opinion of the counsel to Borrower addressed to Bank, in form and substance acceptable to Bank, relating to Sections 5a), 5b), 5c) and 5d) of the warranties set forth hereinbelow, provided that as to the matter set out in Sections 5c) and 5d) that opinion may be limited to matters of which counsel has knowledge.

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      f)   Delivery of Phase 1 Environmental Assessment on all real
           estate serving as collateral and, if requested by Bank, or upon the recommendation of Borrower's environmental consultant, a Phase 2 Environmental Assessment, with findings of Assessments acceptable to Bank, and indemnifications of Bank for any loss as a result of environmental matters in form satisfactory to Bank.

      g) Delivery of an acceptable survey on all real estate assets serving as collateral.

      h) A Mortgage Title Insurance Commitment and Policy in the full amount of the loan value of each property issued by insurers acceptable to Bank reflecting fee simple indefeasible title of the real estate subject to the Collateral Security in the name of the Borrower and insuring Bank's Collateral Security to be a valid first lien on the real estate with standard exceptions deleted and such other exceptions only as satisfactory to Bank with such endorsements as Bank may reasonably request.

      i) Documentary evidence from the Borrower satisfactory to Bank that the Loan Debt Service Coverage Ratio and Consolidated Debt Service Ratio will not be less than 1.50.

      j) Documentary evidence from the Borrower satisfactory to the Bank that the Debt Per Room Limits will not be exceeded.

      k) Documentary evidence satisfactory to Bank as to the Franchise Agreements for the properties subject to Collateral Security and that the Franchise Agreements are in full force and effect without default.

      5.   WARRANTIES. Borrower hereby represents and warrants:

      a) Borrower is a corporation duly organized and existing under the laws of the State of Delaware without limit as to the duration of its existence, and is authorized and in good standing to do business in the State of Nebraska and in any and all states in which the property subject to the Collateral Security is located; the Borrower has corporate powers, adequate authority, rights and franchises to own property and to carry on its business as now conducted, and is duly qualified and in good standing in each state where the property subject to the Collateral Security is located, where such qualification is required; and Borrower has the corporate power and adequate authority to make and carry out this Loan Agreement and to execute and deliver the Collateral Security.

      b)   The execution, delivery and performance of this Loan
           Agreement, the Notes, the Collateral Security and other documents provided for herein, are duly authorized by all requisite action on the part of Borrower and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or conflict with any applicable law or regulation which Borrower is aware of or any term or provision of Borrower's Certificate of Incorporation or Bylaws; and this Loan Agreement, the Notes, the Collateral Security, and other documents provided for herein, when delivered for value received will be the valid, binding and legally enforceable obligation of Borrower and in accordance with their terms, except to the extent enforcement may be limited by bankruptcy,

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


           insolvency, or laws affecting creditors rights generally and subject to general principles of equity.

      c)   The execution, delivery and performance of this Loan
           Agreement, the Notes, the Collateral Security, and the execution and delivery of the other documents provided herein, are not in contravention of or conflict with any agreement, indenture or undertaking to which the Borrower is a party or any of its property and does not cause any lien, charge or other encumbrance to be created or imposed upon any such property other than the lien granted to Bank under the Collateral Security.

      d) There is no litigation or other proceeding pending or threatened against Borrower which would have a materially adverse affect upon the transactions contemplated herein or Borrower's ability to perform its obligations hereunder and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority or any financial obligations in excess of $250,000.00.

      e) The balance sheet of Borrower as of December 31, 1996 and the related financial information of the fiscal year ended on that date, and the Form 10-K for the fiscal year ended December 31, 1996, copies of which have heretofore been delivered to Bank by Borrower, and all of the statements and data submitted in writing by Borrower to Bank in connection with the request for the credit granted by this Loan Agreement are true and correct in all material respects; said balance sheet and financial information fairly present the financial condition of Borrower for the period covered thereby in all material respects, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since December 31, 1996, there have been no changes in the assets or the liabilities or financial condition of Borrower, other than changes in the ordinary course of business and such changes as have not been materially adverse changes except as previously disclosed in writing to Bank. Borrower has no knowledge of any liabilities, contingent or otherwise, required to be reflected in said balance sheet and not so reflected, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, (other than in the ordinary and normal course of its business) which may have a materially adverse affect upon its financial condition, operation or business as now conducted except as previously disclosed in writing to Bank.

      f) Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those set forth in the financial information as of December 31, 1996, or previously disclosed to Bank in writing.

      g) Borrower has filed when due all applicable federal, state and local tax returns. Borrower has paid all taxes and governmental charges assessed on or existing against the property or the business of Borrower other than taxes or charges:

           i) The payment of which is not yet due, or if due, are not yet delinquent; or


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


            ii) Which have not yet been determined or which are being contested in good faith with adequate reserve for payment acceptable to Bank.

            To the best knowledge of Borrower there are currently no Internal Revenue audits or review proceedings pending, threatened or proposed against Borrower.

     6. COVENANTS. Borrower agrees that until payment in full of all sums due Bank, Borrower shall, unless Bank shall otherwise consent in writing:

      a) Do all things necessary to maintain and keep in full force and effect its corporate existence, its right to do business and own property and keep in full force and effect its material franchises, licenses, permits, governmental authorizations, and other authority adequate for the conduct of its business; comply in all material respects with all applicable laws and regulations; maintain its properties, equipment and facilities in good repair, working order and condition, excepting the effects of the ordinary wear and depreciation arising from lapse of time or use with appropriate maintenance or arising from damage by fire, other casualties, and make or cause to be made all necessary and proper repairs thereto and their replacements thereof; and conduct its business in an orderly manner without voluntary interruption.

      b) Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes assessments and governmental charges upon or against it or any of its properties, and all its other tax liabilities at any time existing, except to the extent and so long as:

           i) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

           ii) It shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) acceptable by Bank as adequate with respect thereto.

      c) Maintain a system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit representatives of Bank to have access to and to examine its properties, account books and records at all reasonable times; and furnish Bank:

           i) As soon as available, and in any event within 90 days after the close of each fiscal year of Borrower, an audit quality financial statement of Borrower as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures at the close of and for the previous fiscal year, with the opinion of a certified public accountant satisfactory to Bank;

           ii) Within 45 days after the end of each calendar quarter, Borrower prepared financial statements;

           iii) Promptly upon the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection

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


                with each annual or interim audit or the accounts of Borrower;

           iv) Promptly upon the request of Bank, such monthly financial information as may be reasonably requested by Bank and prepared by personnel of the Borrower; and

           v) Promptly, with all credit, financial and other information respecting the business, properties, or condition or operations, financial or otherwise of Borrower as Bank may from time to time reasonably request.

      d) Permit any officer and duly authorized employees or representatives of Bank to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its officers, all as often as Bank may reasonably request, and so long as such does not significantly interfere with normal operations. The cost associated with inspections shall be paid by Borrower.

      e) Maintain and provide for adequate property, liability, workmen's compensation, flood and other forms of insurance, in good and responsible insurance companies, for all insurable property owned by Borrower including all collateral set forth in the Collateral Security, against all liability, loss or damage from fire or such other hazards or risks as are customarily insured against by companies similarly situated and operating like property. Borrower will provide Bank with appropriate certificates of insurance with loss payable in favor of Bank showing Borrower and Bank as insured's as their interest may appear in connection with the items of collateral subject to the Collateral Security.

      f) Pay any reasonable legal fees associated with the drafting of documents, preparation of Collateral Security, title insurance, costs of perfection of security interests and the like in connection with this loan.

      g) Pay all reasonable costs and expense of Bank, including but not limited to appraisal, title insurance, filing fees, mortgage registration fees, legal and travel associated with the closing of this loan or any advances hereunder.

      h) Maintain at all time a Loan Debt Service Coverage Ratio and Consolidated Debt Service Coverage Ratio of at least 1.50.

      i)   Maintain at all times debt per room less than the Debt Per
           Room Limits.

      j) Not further encumber except to the extent permitted herein any of the property which is subject to Collateral Security.

      k) Annually provide Bank written documentation satisfactory to Bank that the Franchise Agreements are still in effect without default and warranting the same to the Bank.

      l) Not sell, convey, transfer, contract to sell, lease with option to purchase, or otherwise dispose of any of the real estate which is subject to Collateral Security.


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



      m) Not sell, convey, transfer, contract to sell, lease with option to purchase, or otherwise dispose of any of the personal property which is subject to Collateral Security outside the ordinary course of business.

      7.   DEFAULT. Each of the following shall constitute an Event of Default:

      a)   failure to pay any sum due under any of the thirteen
           Promissory Notes executed pursuant to this Loan Agreement within fifteen days of the due date of any such Notes thereof; or

      b) failure to comply with the Loan Debt Service Coverage Ratio or Consolidated Debt Service Coverage Ratio covenants; or

      c) if Borrower merges with another organization, company, corporation, partnership or other entity, or acquires any of the same, without the Bank's prior written approval, unless Borrower is the surviving entity; or

      d) if Borrower fails to correct non-compliance with the Americans with Disabilities Act (ADA) within six months after date of notification of non-compliance on any real estate subject to the Collateral Security; or

      e) if Borrower fails to cure a default in the performance of any of the other covenants, or conditions, or representations of this Loan Agreement, or any Note or the Collateral Security executed pursuant hereto, within thirty days after written notice from Bank; or

      f) if any statement or certificate at any time given in writing pursuant hereto or in connection herewith, shall be false in a material respect, and if such matter is correctable, it is not corrected within fifteen days after notice from Bank; or

      g) if Borrower should become insolvent, or admit in writing its inability to pay its debts generally as they become due or, make an assignment for the benefit of creditors; or, apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or, such a receiver or trustee shall otherwise be appointed and shall not be discharged for sixty days after such appointment; or

      h) if bankruptcy, insolvency or reorganization or liquidation proceedings or the proceedings for the relief under any bankruptcy law, code, or, any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against, shall be consented to or shall not be dismissed within sixty days after such institution; or

      i) if Borrower fails to cure within thirty days any default under a financial obligation with any other entity or person and such financial obligation involves $250,000.00 or more; or

      j)   failure to comply with the Debt Per Room Limits; or

      k) material default by Borrower on any of Borrower's Franchise Agreements as to properties subject to Collateral Security.

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



Upon the occurrence of an Event of Default then, or any time thereafter, the Bank or said holder hereof may declare all sums of principal and interest then remaining unpaid hereunder, or under any or all of the Notes immediately due and payable in full, all without demand, present or notice, all of which hereby are waived. From and after the maturity of this Loan or from and after an Event of Default the entire principal then remaining unpaid shall bear interest at the rate of three percent (3%) per annum above the interest rate then in effect until the same is paid. Failure to exercise any of the foregoing options or any other right the Bank may be entitled to in the Event of Default, shall not constitute a waiver of the right to exercise such option, or any other right, in the event of any subsequent Event of Default, whether the same or different in nature.

     Borrower hereby acknowledges that this Loan is to be evidenced by thirteen separate Notes to be secured by assets in various states evidenced by various Collateral Security documents filed in each state and that the Bank's remedies in the event of a default may differ under varying state laws and procedures. Although each Note shall be primarily secured by one of the thirteen properties identified, each property shall also constitute security for all other Notes to the maximum extent allowable. Borrower agrees that the Bank shall have the greatest flexibility, collection rights and alternatives available. Without limiting or otherwise restricting any other rights of the Bank, pursuant to the Collateral Security documents or applicable law, the Borrower agrees to the following. In the event of a default, Bank shall have the option: 1) to seek recovery of the collateral by foreclosure (judicial or nonjudicial), exercise of power of sale, replevin, self help, appointment of receiver or as otherwise permitted in the Collateral Security documents or under applicable law (any of which is hereinafter referred to as "foreclosure") and/or, 2) to enforce payment of any Note by suit, deficiency proceedings or any other legal remedies allowable (any of which is herein referred to as "payment proceedings"). Bank shall have the option to pursue foreclosure of all, any, or none of the properties pledged as collateral concurrently, at differing times, or any time, in its sole discretion and Bank may in each or any foreclosure, seek recovery of all or any part of the unpaid amount of the Loan, in Bank's sole discretion. If Bank pursues foreclosure against property for an amount in excess of the amount realized by Bank from the foreclosure of said property and if there are any restrictions or limitations on pursuing a deficiency, the restriction or limitation shall not prevent or preclude Bank from seeking recovery of the unpaid amount in foreclosure against other properties or payment proceedings in any other jurisdictions, it being the intention of the parties that the Loan be fully cross-collateralized by all Collateral Security. Borrower agrees that any statute of limitations on deficiency actions for payment proceedings shall be tolled and suspended until ninety days after Bank has completed the last of any foreclosures that Bank elects to pursue. Notwithstanding the fact that Bank may maintain foreclosures each seeking recovery of the full unpaid amount of this Loan or amounts in the aggregate exceeding the total amount owed, the Bank's total recovery from all foreclosures or payment proceedings or any other legal or equitable remedies shall not exceed the total amount of all amounts arising pursuant to this Loan Agreement, the Notes, and Collateral Security executed incident thereto.

     8. MISCELLANEOUS. This Loan Agreement covers and applies to the thirteen properties identified and the thirteen Promissory Notes and various Collateral Security that will be executed pursuant hereto.

     This Loan Agreement, even though limited in amount to $14,745,500.00, may through inadvertence and oversight be referenced as a $15,000,000.00 Term Loan Agreement in other Loan

Documents, Collateral Security Agreements, Modifications or other documents executed in connection herewith and any such reference notwithstanding the error in amount shall be deemed referenced to this Loan Agreement.

     The holder hereof may, without notice and without release of the liability of any maker, endorser, surety or guarantor, add or release one or more such parties or release any security in whole or in part. The holder hereof shall not be liable for, or be prejudiced by, failure to collect or the lack of diligence in bringing suit upon this Note or any modification hereof.

     The Borrower, endorser, sureties and guarantors of this Loan, as well as all persons becoming liable hereon, severally waive presentment for payment, demand, protest, notice of protest, and notice of dishonor.

     Borrower agrees to pay, to the extent permitted by law, all costs, charges, legal fees, and costs incurred by Bank in collecting or enforcing this Loan Agreement, the Notes, or the Collateral Security.

     Borrower acknowledges that the Bank may, at its option, grant a participation interest in, or assign all or a part of, the obligation evidenced hereby to such parties as Bank shall determine in its sole discretion; provided, (i) prior to an event of default Bank shall act as the agent for participants for the purposes of servicing and administration of the loan, (ii) such participation shall be in compliance with any laws applicable to Bank and
(iii) such participation shall be made only to FDIC insured institutions or their affiliates.

     This Agreement inures to the benefit of, and binds the Borrower and Bank and their successors and assigns.

     If any provisions of this Agreement or any other document issued in connection herewith should be unenforceable or invalid, such provisions shall be deleted and the reminder of the provisions shall be enforced just as if the deleted provisions had never been made a part hereof or such other document.

                                    SUPERTEL HOSPITALITY, INC.,
                                    A Delaware Corporation


                                 BY:  /s/ Paul J. Schulte
                                      ____________________________
                                      Paul J. Schulte
                               TITLE: President

                                    FIRST BANK, NATIONAL ASSOCIATION


                                 BY:  /s/ Gerald L. Holscher
                                      ____________________________
                                      Gerald L. Holscher
                               TITLE: Senior Vice President



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


STATE OF NEBRASKA  )
                   ) ss.
COUNTY OF MADISON  )



     The foregoing instrument was acknowledged before me this 9th day of May, 1997, by Paul J. Schulte, President of Supertel Hospitality, Inc., a Delaware corporation, on behalf of the corporation.

                                    /s/ Patricia Morland
[NOTARY SEAL]                           _______________________________
                                        Notary Public



STATE OF NEBRASKA  )
                   ) ss.
COUNTY OF MADISON  )



     The foregoing instrument was acknowledged before me this 9th day of May, 1997, by Gerald L. Holscher, Senior Vice President, First Bank, National Association, on behalf of the bank.


                                    /s/ Patricia Morland
[NOTARY SEAL]                           ________________________________
                                        Notary Public


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